Exhibit 99.1

NEWS RELEASE

NOVAGOLD ENTERS INTO DEFINITIVE AGREEMENTS

TO ACQUIRE 100% OF DONLIN GOLD

►	NOVAGOLD to acquire Paulson’s Donlin Gold Holdings[1] interests in Donlin Gold in an all-share transaction, creating a leading U.S.-domiciled gold developer with approximately US$4.2 billion equity value[2]

►	Consolidation to streamline project development and financing

►	Deal is accretive to NOVAGOLD on all key metrics and preserves NOVAGOLD’s independence

►	Dr. Thomas S. Kaplan and John Paulson to Co-Chair the new company

All amounts are in U.S. dollars unless otherwise stated

July 22, 2026 – Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (“NOVAGOLD”) (NYSE American, TSX: NG) and Paulson Advisers LLC and their affiliates (“Paulson”) are pleased to announce that they have entered into a series of definitive agreements (the “Transaction Agreements”) on July 21, 2026, pursuant to which NOVAGOLD’s ownership interest in Donlin Gold LLC (“Donlin Gold”) will be increased from 60% to 100%, as a result of NOVAGOLD’s acquisition of Paulson’s 40% ownership interest in Donlin Gold in an all-share transaction.

Pursuant to the Transaction Agreements, the new company, NovaGold Corporation (“New NG”), would be a Delaware corporation intended to be listed on the NYSE, of which current NOVAGOLD shareholders (inclusive of Paulson’s equity interest) would own approximately 65% and Paulson would indirectly receive approximately 35% on a fully diluted basis in exchange for its ownership interest in Donlin Gold. Inclusive of its existing equity ownership in NOVAGOLD, Paulson would own approximately 40% of the economic interest while its voting interest in New NG would be capped at 19.99%. The arrangement agreement, dated as of July 21, 2026, by and among NOVAGOLD, New NG and Paulson (the “Arrangement Agreement”), and the transactions contemplated thereby (the “Arrangement”) are subject to NOVAGOLD shareholder approval, court approval, regulatory approvals and customary closing conditions, and are expected to close in the fourth quarter of 2026 (the “Effective Date”).

Substantial Benefits to NOVAGOLD Stakeholders

The transformative transaction is expected to deliver substantial benefits to NOVAGOLD stakeholders, including:

►	Creates a leading U.S. gold developer, with an approximately US$4.2 billion equity value and 100% ownership of Donlin Gold, whose projected annual 1.3-million-ounce gold production in its first decade and 1.1-million-ounce gold production over the 27-year mine life is expected to render it the largest gold development project in the U.S.;

►	Generates immediate accretion to NOVAGOLD shareholders on multiple key metrics, including:

►	Net asset value per share;

►	Gold reserves and resources per share, through the addition of over 16 million ounces of measured and indicated resources, inclusive of 13 million ounces contained in proven and probable reserves in a safe and stable jurisdiction that is supportive of responsible development; and

1 Donlin Gold Holdings LLC and Donlin Gold Holdings II LLC are 100% wholly-owned by Paulson.

2 Equity value based on NOVAGOLD’s closing share price of $5.63 per share on July 21, 2026 multiplied by total shares outstanding.

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►	Projected attributable production metrics increased by over 520,000 ounces of annual gold production in the first 10 years.

►	Streamlines corporate decision-making and increases operational and capital efficiency at Donlin Gold, while preserving NOVAGOLD’s independent governance through specific lock-up, standstill and voting restrictions;

►	Establishes a single point of contact for engagement with key stakeholders, including longstanding Donlin Gold landowners, Calista Corporation (“Calista”) and The Kuskokwim Corporation (TKC);

►	Facilitates and expands access to private and official-sector capital, including governmental agencies and sovereign wealth funds, to support Donlin Gold’s next phase of project development;

►	Creates a better aligned structure with the formation of a new U.S.-domiciled parent company; and

►	Enhances potential future strategic opportunities for NOVAGOLD.

Transaction Details

Pursuant to the Arrangement Agreement, New NG would acquire all issued and outstanding common shares of NOVAGOLD in exchange for 1.0 New NG share of voting common stock for each NOVAGOLD common share (the “Consideration Shares”) in accordance with the Arrangement. Substantially concurrently with (but immediately prior to) the consummation of the Arrangement and pursuant to a contribution agreement, dated as of July 21, 2026, by and between New NG and Paulson (the “Contribution Agreement”),Paulson would cause its relevant affiliates to contribute all of their equity interests (the “Paulson Interests”) in Donlin Gold Holdings LLC (“Donlin Gold Holdings”) and Donlin Gold Holdings II LLC, as applicable, to New NG in exchange for shares of voting common stock and non-voting common stock of New NG, as applicable, which the number of New NG common stock will be determined on a 10% discount to the equity value of Paulson’s 40% ownership interest in Donlin Gold implied by the equity value of NOVAGOLD based on the 10-day volume-weighted average price of NOVAGOLD common shares as of July 21, 2026 as set forth in the Contribution Agreement. Upon completion of the transactions contemplated by the Transaction Agreements (the “Transactions”), current NOVAGOLD shareholders (inclusive of Paulson’s equity interest) would own approximately 65% of New NG and Paulson would indirectly receive approximately 35% of New NG on a fully diluted basis in exchange for its ownership interest in Donlin Gold. Inclusive of its existing equity ownership in NOVAGOLD, Paulson would own approximately 40% of the economic interest in New NG which is inclusive of a 19.99% voting interest.

The New NG shares that would be issued to Paulson pursuant to the Contribution Agreement will be subject to a lock-up period that expires upon the earliest of: (i) completion of the Donlin Gold project financing, (ii) Paulson owning less than 10% of the issued and outstanding equity securities of New NG3, and (iii) the 3-year anniversary of the Effective Date. In addition, Paulson has entered into an investor rights agreement with New NG, which contains, among other things, customary standstill provisions and voting restrictions, including the agreement to vote its shares in New NG in accordance with the New NG Board of Directors’ recommendation on director nominations. Paulson’s obligations under the lock-up and voting restrictions fall away in certain limited circumstances where Paulson or its designees are not nominated to the New NG Board of Directors or Nominating and Governance Committee in accordance with the Transaction Agreements.

3 Through dilution by New NG equity issuances or other reduction in ownership permitted under the Transaction Agreements outside of the lock-up period.

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The New NG Board of Directors will be co-chaired by Dr. Thomas S. Kaplan and John Paulson and expanded from 10 to 11 directors. Upon the Effective Date, Paulson will have the right to nominate two directors (including John Paulson as Co-Chair and member of the Corporate Governance & Nominating Committee), as long as its equity ownership remains above 15% of the issued and outstanding common shares of New NG, and one director as long as its equity ownership remains between 10% and 15% of the issued and outstanding common shares of New NG. If Paulson’s equity ownership falls below 10%, it will no longer have an automatic contractual right to nominate any director. Paulson intends to nominate Paulson Partner Marcelo Kim as the second board designee to the New NG Board.

The Arrangement would be effected by way of a court-approved plan of arrangement under the Business Corporations Act (British Columbia), requiring the approval of the courts and the approval of at least 66 2/3% of the votes cast by the shareholders of NOVAGOLD voting in person or represented by proxy at a special NOVAGOLD shareholders’ meeting to consider the Arrangement.

The directors and certain senior officers of NOVAGOLD as well as Electrum Strategic Resources L.P. and Paulson—which collectively represent approximately 28% of NOVAGOLD’s issued and outstanding common shares4—have entered into voting support agreements, pursuant to which they have agreed, among other things, to vote their NOVAGOLD shares in favor of the Transactions. In addition to NOVAGOLD shareholder approval, the Transactions will be subject to all requisite stock exchange approvals and NYSE listing of the New NG shares (including, if applicable, any shareholder approvals required by the relevant stock exchanges with respect to the Transactions), regulatory approvals, court approvals and customary closing conditions, and are expected to close in the fourth quarter of 2026.

John Paulson said: “Consolidating our interest in Donlin into NOVAGOLD enhances Donlin’s organizational structure and will facilitate, streamline and expedite the development of the Donlin mine. As the major shareholder of New NG, I share the conviction that Donlin Gold is a world class gold investment. I look forward to developing this magnificent project as Co-Chair, with Tom Kaplan and our teams. In addition, NOVAGOLD will be redomiciled to the U.S., the home of Donlin Gold, which is quite simply the best jurisdiction in the world for gold investors. I look forward to applying our joint expertise to advance the interests of all shareholders.”

Dr. Thomas S. Kaplan, NOVAGOLD’s Chairman, said: ”As underscored by last year’s game-changing and operationally seamless joint acquisition by NOVAGOLD and Paulson of Barrick Mining Corporation’s 50% interest in Donlin Gold, John Paulson and his team’s steadfast and loyal commitment as a partner and shareholder have been absolutely integral to NOVAGOLD’s continued success. Since 2009, he and I have been fully aligned in our belief that Donlin Gold constitutes a “holy grail” for gold mining investors — as well as the ultimate expression of a shared view that the most successful investing in this space comes through superlative-rich, differentiated Tier 1 assets that achieve maximum leverage to gold in a jurisdiction where one can keep the fruits of that leverage. The accretive consolidation of 100% of what is projected to become America’s largest single gold mine, located in Alaska — already the second largest gold producing state in the U.S. — now takes that conviction to a whole new level. Positioning NOVAGOLD as a leading gold developer, this combination of thoroughly committed stakeholders is thus, for us all at NOVAGOLD, a dream come true. For John to join me as Co-Chairman is a show of massive confidence in our partnership, making an already brilliant “win-win” transaction that much more gratifying…and after 16 years of our investments in Donlin Gold, a most natural evolution.”

4 Does not include Options, PSUs, DSUs and Warrants. Percentage is based on information provided by each director, senior officer and investors (Paulson and Electrum Strategic Resources L.P.) that executed a Voting Agreement on July 21st, 2026 in connection with the proposed Transactions and issued and outstanding common shares as of July 21, 2026.

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Greg Lang, NOVAGOLD’s President and CEO, said: “We at NOVAGOLD could not be more excited that this exceptional partnership is now heading to the next level. Our combination epitomizes the ultimate “smart” consolidation transaction in the gold industry that aligns the interest of everyone involved, and I feel immense pride at seeing it happening. Paulson has been a true partner in every sense of the word — whether initially as a very long-standing shareholder, or indeed more recently at the project level, supporting the successful advancement of the leading gold development asset in the United States. Accretive to NOVAGOLD shareholders on key metrics, the more streamlined structure that will emerge under New NG will progress Donlin Gold that much more efficiently — and at reduced operating costs. Our absolute focus will remain on completing the Bankable Feasibility Study (BFS) with the contractors and on pursuing a full range of financing options in parallel, while continuing to prioritize safety, environmental best practices, community engagement, and workforce development with landowners, Calista and TKC.”

Donlin Gold – Building a Path to America’s Largest Gold Mine

Donlin Gold combines rare scale, high-grade open-pit mineralization, multi-decade mine life potential, competitive operating costs, substantial exploration upside, and the advantage of operating in a stable and predictable mining jurisdiction. This unique set of attributes distinguishes the Donlin Gold project among global gold development assets.

The current resource of approximately 40 million ounces of Measured and Indicated Mineral Resources (560 million tonnes at an average grade of 2.22 grams per tonne5, inclusive of Mineral Reserves) — more than twice the industry average grade6 — underscores the quality and robustness of the deposit. Donlin Gold is expected to produce approximately 1.1 million ounces annually7 for 27 years and 1.3 million ounces annually8 for the first full ten years of operation given the higher grade in those initial years.

5 Donlin Gold data as per the report titled “NI 43-101 Technical Report on the Donlin Gold project, Alaska, USA”, dated as of November 30, 2025 (the “2025 Technical Report”) and the report titled “S-K 1300 Technical Report Summary on the Donlin Gold project, Alaska, USA”, dated November 30, 2025 (the “2025 Technical Report Summary”). Donlin Gold possesses Measured Resources of approximately 9 Mt grading 2.67 g/t and Indicated Resources of approximately 551 Mt grading 2.21 g/t, each on a 100% basis and inclusive of Mineral Reserves, of which approximately 6 Mt of Measured Resources and approximately 330 Mt of Indicated Resources inclusive of Mineral Reserves is currently attributable to NOVAGOLD through its 60% ownership interest in Donlin Gold. Exclusive of Mineral Reserves, Donlin Gold possesses Measured Resources of approximately 1.4 Mt grading 1.18 g/t and Indicated Resources of approximately 175 Mt grading 1.32 g/t, of which approximately 0.9 Mt of Measured Resources and approximately 105 Mt of Indicated Resources exclusive of Mineral Reserves is currently attributable to NOVAGOLD. Donlin Gold possesses Proven Reserves of approximately 9 Mt grading 2.29 g/t and Probable Reserves of approximately 495 Mt grading 2.02 g/t, each on a 100% basis, of which approximately 6 Mt of Proven Reserves and approximately 297 Mt of Probable Reserves is attributable to NOVAGOLD. Mineral Reserve and Resources have been estimated in accordance with NI 43-101 and S-K 1300.

6 As of June 2026, S&P Global Market Intelligence reports that the global industry average grade for open-pit and underground gold deposits with over 1 million ounces in Measured and Indicated Mineral Resources, inclusive of Mineral Reserves, is 1.04 g/t. In comparison, Donlin Gold’s grade is 2.22 g/t, more than double the industry average.

7 Anticipated average annual gold production during full life of mine if put into production as contemplated in the 2025 Technical Report and the 2025 Technical Report Summary.

8 Anticipated average annual gold production during the first ten full years of the mine if put into production as contemplated in the 2025 Technical Report and the 2025 Technical Report Summary.

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Importantly, the resource corresponds to approximately three kilometers of an eight-kilometer mineralized trend, representing only 7.5% of the broader land package. With limited systematic exploration completed to date, multiple opportunities remain for further resource growth along strike and for potential new discoveries beyond that trend. Donlin Gold’s ongoing exploration planning is designed to expand existing resources and evaluate new targets across the largely underexplored property, supporting our objective of continuing to unlock long-term value as the Donlin Gold project advances.

NOVAGOLD intends to advance the Transactions concurrently with the ongoing Donlin Gold workstreams to support an integrated BFS and to position the Donlin Gold project for the next phase of development following completion of the study and the Donlin Gold project financing.

Canadian and U.S. Federal Income Tax

The transaction is intended to be a tax-free exchange for U.S. federal income tax purposes. The transaction is expected to be a taxable disposition for NOVAGOLD shareholders for Canadian income tax purposes. Further information regarding both United States and Canadian tax treatment of the transaction will be provided in the information statement and proxy circular in connection with the shareholders’ meeting to be called to obtain shareholder approval of the transaction.

Board of Directors’ Recommendations

The NOVAGOLD Board of Directors, after receiving financial and legal advice, has determined that (i) the Consideration Shares to be received in the Arrangement by NOVAGOLD shareholders under the Arrangement Agreement, taking into account the Transactions, are fair, from a financial point of view, to such NOVAGOLD shareholders, other than Paulson and (ii) the Arrangement is in the best interests of NOVAGOLD. The NOVAGOLD Board of Directors unanimously recommends that NOVAGOLD shareholders vote in favor of the Arrangement.

NOVAGOLD has retained Citi to provide a fairness opinion to the NOVAGOLD Board of Directors, dated July 21, 2026, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications set forth therein, the Consideration Shares to be received in the Arrangement by the NOVAGOLD shareholders under the Arrangement Agreement, taking into account the transactions contemplated by the Transaction Agreements, are fair, from a financial point of view, to the NOVAGOLD shareholders, other than Paulson.

Advisors and Counsel

In connection with the transaction, NOVAGOLD has retained Citi to serve as exclusive financial advisor while Skadden, Arps, Slate, Meagher & Flom LLP, and Blake, Cassels & Graydon LLP are serving as legal counsel to NOVAGOLD. In addition, Kleinberg, Kaplan, Wolff & Cohen, P.C., Goodmans LLP and Chipman Brown Cicero & Cole, LLP are serving as legal counsel to Paulson.

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Conference Call & Webcast Details

NOVAGOLD’s conference call and webcast to discuss the transaction will take place July 22, 2026, at 8:00 am PT (11:00 am ET). The webcast and conference call-in details are provided below.

Video Webcast:	www.novagold.com/investors/events
North American callers:	1-833-752-3655
International callers:	1-647-846-8520

Scientific and Technical Information

Paul Chilson, P.E., who is the Manager, Mine Engineering for NOVAGOLD and a Qualified Person under NI 43-101 and S-K 1300, has approved the scientific and technical information in this release.

About NOVAGOLD

NOVAGOLD is a well-financed gold development company focused on advancing the Donlin Gold project in Alaska, one of the world’s safest and most stable mining jurisdictions. The Donlin Gold project contains approximately 40 million ounces of gold in the Measured and Indicated Mineral Resource categories (560 million tonnes at an average grade of 2.22 grams per tonne, inclusive of Proven and Probable Mineral Reserves, on a 100% basis)9. Considered one of the largest and highest grade known open-pit gold deposits, the Donlin Gold project is expected to produce more than one million ounces of gold annually over an estimated 27-year mine life once in production10. The Donlin Gold project is being advanced with its Alaska Native landowners — Calista and TKC.

About Donlin Gold Holdings

Donlin Gold Holdings, 100% wholly owned by Paulson, is the 40% owner of the Donlin Gold project. Donlin Gold Holdings and NOVAGOLD together own 100% of Donlin Gold and share equal voting and operating control.

NOVAGOLD Contacts:

Mélanie Hennessey

Vice President, Corporate Communications

Frank Gagnon

Manager, Investor Relations

604-669-6227 or 1-866-669-6227

info@novagold.com

www.novagold.com

 9 Refer to footnote 6.

10 Refer to footnote 7.

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Cautionary Note Regarding Forward-Looking Statements

This communication includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward- looking statements are frequently, but not always, identified by words such as “expects”, “continue”, “ongoing”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements include statements regarding the expected outcomes of the Transactions; the ability of NOVAGOLD, NovaGold Corporation and Paulson to complete the Transactions on the terms described herein, or at all, including receipt of required regulatory approvals, shareholder approvals, court approvals, stock exchange approvals and satisfaction of other customary closing conditions; the expected synergies related to the Transactions in respect of strategy, operations and other matters; projections related to expansion; and the impact of the Transactions on NovaGold Corporation and its stakeholders. Forward-looking statements contained herein are based on a number of material assumptions, including but not limited to the following, which could prove to be inaccurate: the expected outcomes of the Transactions, the ability of NOVAGOLD, NovaGold Corporation and Paulson to complete the Transactions on the terms described herein, or at all, including receipt of required regulatory approvals, shareholder approvals, court approvals, stock exchange approvals and satisfaction of other customary closing conditions, the expected synergies related to the Transactions in respect of strategy, operations and other matters, projections related to expansion, our ability to achieve production at Donlin Gold; the cost estimates and assumptions contained in the 2025 Technical Report and the 2025 Technical Report Summary;  estimated metal pricing, metallurgy, mineability, marketability and operating and capital costs, together with other assumptions underlying our resource and reserve estimates; our expected ability to develop adequate infrastructure and that the cost of doing so will be reasonable; assumptions that all necessary permits and governmental approvals will be obtained and the timing of such approvals; assumptions made in the interpretation of drill results, the geology, grade and continuity of our mineral deposits; our expectations regarding demand for equipment, skilled labor and services needed for exploration and development of mineral properties; operating or regulatory risks. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results, activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are not historical facts but instead represent the expectations of NOVAGOLD management’s estimates and projections regarding future events or circumstances on the date the statements are made. Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of obtaining and maintaining permits necessary to construct and operate; the need for additional financing to complete an updated feasibility study and to explore and develop properties; availability of financing in the debt and capital markets; disease pandemics; uncertainties involved in the interpretation of drill results and geological tests and the estimation of reserves and resources; changes in mineral production performance, exploitation and exploration successes; changes in national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in the United States or Canada; the need for continued cooperation between the owners of Donlin Gold to advance the Donlin Gold project; the need for cooperation of government agencies and Native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; whether or when a positive construction decision will be made regarding the Donlin Gold project; and other risks and uncertainties disclosed in NOVAGOLD’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports and other documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. Copies of these filings may be obtained by visiting NOVAGOLD’s website at www.novagold.com, or the SEC’s website at www.sec.gov, or on SEDAR+ at www.sedarplus.ca. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Important Information and Where to Find It

In connection with the proposed Transactions, NOVAGOLD expects to file a proxy statement on Schedule 14A with the SEC and applicable Canadian Securities Regulators that will be mailed or otherwise disseminated to security holders of NOVAGOLD seeking their approval of the transactions-related proposals. NOVAGOLD also may file other documents with the SEC and applicable Canadian Securities Regulators regarding the proposed Transactions. None of the securities to be issued pursuant to the proposed Transactions are anticipated to be registered under the U.S. Securities Act of 1933, as amended (the U.S. Securities Act”) or any U.S. state securities laws, and any securities issued in the transaction are anticipated to be issued in reliance upon an exemption from such registration requirements under the U.S. Securities Act and applicable exemptions under U.S. state securities laws. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC AND APPLICABLE CANADIAN SECURITIES REGULATORS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS, THE PARTIES TO THE PROPOSED TRANSACTIONS AND RELATED MATTERS. This communication is not a substitute for the proxy statement or any other document that NOVAGOLD may file in connection with the proposed Transactions. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by NOVAGOLD with the SEC at http://www.sec.gov, the SEC’s website, under NOVAGOLD’s profile on SEDAR+ at www.sedarplus.ca, or from NOVAGOLD’s website https://novagold.com/investors/why-invest/.

Participants in the Solicitation

NOVAGOLD and certain of its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Transactions. Information regarding NOVAGOLD’s directors and executive officers and other persons who may be deemed to be participants in the solicitation of shareholders of NOVAGOLD in connection with the proposed Transactions and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement, which will be filed with the SEC and applicable Canadian Securities Regulators. Information regarding NOVAGOLD’s directors and executive officers is contained in NOVAGOLD’s proxy statement for its 2026 annual meeting of shareholders, which was filed with the SEC on March 25, 2026. To the extent the holdings of the NOVAGOLD securities by the NOVAGOLD directors and executive officers have changed since the amounts set forth in the proxy statement for its 2026 annual meeting of shareholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants in the proxy solicitation and a description of their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed Transactions. You may obtain free copies of these documents (when they become available) using the sources indicated above.

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